UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 30, 2020

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIBT	NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2020, RiceBran Technologies (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with B. Riley FBR, Inc. (“B. Riley FBR”), with respect to an at-the-market offering program, under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, no par value per share (the “Common Stock”), having an aggregate offering price of up to $6,000,000 (the “Placement Shares”) through B. Riley FBR as its sales agent. The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-232447) filed with the Securities and Exchange Commission on June 28, 2019, and declared effective on July11, 2019. The Company filed a prospectus supplement (the “Prospectus Supplement”), dated March 30, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the shares pursuant to the Sales Agreement.

The Company is not obligated to make any sales of Common Stock under the Agreement, and as of the date of this Current Report, the Company does not have specific plans to raise capital by selling Placement Shares.  However, given the economic uncertainty associated with the COVID-19 global pandemic, the Company wants to maintain flexibility to raise capital under the Agreement from time to time as needed for general operations or capital investment opportunities.

Subject to the terms and conditions of the Agreement, B. Riley FBR may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made by means of ordinary brokers’ transactions on The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. B. Riley FBR will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay B. Riley FBR a commission of five percent (5.0%) of the gross sales proceeds of any Placement Shares sold through B. Riley FBR under the Agreement, and also has provided B. Riley FBR with customary indemnification and contribution rights. In addition, the Company has agreed to pay certain legal expenses and filing fees incurred by B. Riley FBR in connection with the Offering, including $50,000 at the time the Company entered into the Agreement and $2,500 each calendar quarter.

The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Agreement, or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation, relating to the validity of the Placement Shares to be issued pursuant to the Agreement, is filed with this Current Report on Form 8-K report as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Placement Shares, nor shall there be any offer, solicitation, or sale of RBT’s Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
5.1	Opinion of Counsel Weintraub Tobin Chediak Coleman Grodin Law Corporation
10.1	At Market Issuance Sales Agreement among RiceBran Technologies and B. Riley FBR, Inc.
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin Law Corporation (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: March 30, 2020	By:	/s/ Brent Rystrom
Brent Rystrom
Chief Executive Officer
(Duly Authorized Officer)